UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2005

CERADYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Redhill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-0421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index on page 4

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2005, our Board of Directors approved, upon the recommendation of the Compensation Committee of the Board, base salaries for our executive officers for 2005. The base salaries for our named executive officers are set forth in Exhibit 10.1 filed with this report, and are incorporated herein by reference. Ceradyne is an “at will” employer and the expression of these base salaries in annual amounts does not imply that there is an agreement to employ any executive officer for any specific period of time.

On February 28, 2005, our Board of Directors also approved, upon the recommendation of the Compensation Committee of the Board, a cash bonus plan for our executive officers. The cash bonus plan for our named executive officers is described in Exhibit 10.2 filed with this report, and is incorporated herein by reference.

On February 28, 2005, our Board of Directors also approved, upon the recommendation of the Compensation Committee of the Board, cash fees payable to the non-employee members of our Board of Directors for their service on the Board and its committees. These cash fees are set forth in Exhibit 10.3 filed with this report, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Base Salaries Payable to Executive Officers during 2005.

10.2	Cash Bonus Plan for Executive Officers for 2005.

10.3	Cash Fees Payable to Non-Employee Directors for Service on the Board and its Committees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.

March 3, 2005	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer, Vice President and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Base Salaries Payable to Executive Officers during 2005.

10.2	Cash Bonus Plan for Executive Officers for 2005.

10.3	Cash Fees Payable to Non-Employee Directors for Service on the Board and its Committees.

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